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                                                               EXHIBIT 10.24


                      [letterhead of FOLEY & LARDNER]


                              August 23, 2002


VIA FACSIMILE
-------------

Michael Krawitz
Applied Digital Solutions, Inc.
400 Royal Palm Way
Suite 410
Palm Beach, Florida 33480

          Re: Ballenger et al. v. Applied Digital Solutions, Inc. et al.

Dear Michael:

          It is my understanding that Applied Digital Solutions, Inc. ("ADS") has requested a second extension, until August 30, 2002, to file the Registration Statement for the 8 million shares of stock issued to John G. Ballenger, Christopher M. Ballenger and Frederick M. Henschel, as the Stockholders' Representative, in order to amend its segment reporting.

          In exchange for the Stockholders' Representative agreeing to this second extension of time, ADS shall issue to Foley & Lardner, as escrow agent on behalf of the Stockholders' Representative, an additional one hundred thousand (100,000) shares of ADS Common Stock. These additional shares of ADS Common Stock are subject to the registration requirements and other terms and conditions set forth in the Settlement Agreement dated July 17, 2002. These shares shall be issued and all necessary documentation regarding the issuance of such shares shall be completed prior to the filing of the registration statement and no later than August 30, 2002.

          Please be aware that this extension does not extend or otherwise affect any other deadlines or obligations set forth in the Settlement Agreement.



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Michael Krawatz
August 23, 2002
Page 2


          Because the Settlement Agreement requires the written consent of all the parties, please sign where indicated below.


                                   Sincerely,

                                   /s/ Ellen M. Wheeler

                                   Ellen M. Wheeler


Agreed to by:



/s/ Michael Krawitz
----------------------------------------
Michael Krawitz on behalf of Applied
Digital Solutions, Inc. and Computer Equity Corporation




cc:  Robert E. Salad